Exhibit 10.3

Execution Version

JOINT VENTURE TERMINATION AND RELEASE AGREEMENT

This Joint Venture Termination and Release Agreement (this “JV Termination Agreement”), dated as of July 5, 2024, is entered into by and among VOLKSWAGEN GROUP OF AMERICA, INC, a New Jersey corporation, (“VWGoA”), VOLKSWAGEN GROUP OF AMERICA INVESTMENTS, LLC, a Delaware limited liability company (“VW Member”), QUANTUMSCAPE CORPORATION (F/K/A KENSINGTON CAPITAL ACQUISITION CORP.), a Delaware corporation (“QS Corp”) QUANTUMSCAPE BATTERY, INC. (F/K/A QUANTUMSCAPE CORPORATION), a Delaware corporation (“QS”) and QSV OPERATIONS LLC, a Delaware limited liability company (the “JV Entity”). Each of VWGoA, VW Member, QS, and the JV Entity are sometimes referred to herein individually as a “Party” and, together, as the “Parties.”

RECITALS

WHEREAS, VWGoA, VW Member, QS, and the JV Entity are parties to that certain Amended and Restated Joint Venture Agreement, dated as of May 14, 2020 (as amended, the “JV Agreement”), pursuant to which, among other things, the Parties agreed to establish a joint venture to pursue certain objectives with respect to the development and commercialization of QS’s solid state battery technology;

WHEREAS, in connection with the JV Agreement: (a) VW Member and QS entered into that certain Amended and Restated Limited Liability Company Agreement, dated as of May 14, 2020, as further amended by that certain letter agreement between VW Member and QS, dated as of July 28, 2022, as further amended by that certain letter agreement between VW Member and QS, dated as of May 26, 2023 (collectively, the “LLC Agreement”); (b) QS and the JV Entity entered into that certain Phase I License Agreement, dated as of May 14, 2020 (the “Phase I License Agreement”); (c) VWGoAI and the JV Entity entered into that certain Common IP License Agreement, dated as of May 14, 2020 (the “VW Common IP License Agreement”); (d) QS and the JV Entity entered into that certain Common IP License Agreement, dated as of May 14, 2020 (the “QS Common IP License Agreement”); (e) QS and VW Member entered into that certain letter agreement, dated September 2, 2020, as amended on November 21, 2022, with respect to certain funds earmarked for the proposed operations of JV Entity (the “Earmarked Funds Letter”) and (f) QS, the JV Entity, VWGoA and VW Member entered into that certain letter agreement, dated as of May 13, 2021, as amended and restated by that certain letter agreement, dated as of December 17, 2021, as further amended and restated by that certain letter agreement, dated as of September 27, 2022 (the “Letter Agreement” and, together with the LLC Agreement, the Phase I License Agreement, the VW Common IP License Agreement, the QS Common IP License Agreement and the Earmarked Funds Letter, the “Ancillary JV Agreements”);

WHEREAS, concurrently with the execution and delivery of this JV Termination Agreement, QS and VWGoA’s affiliate, PowerCo SE, have entered into that certain Collaboration Agreement, dated as of even date herewith (the “Collaboration Agreement”), (collectively, the “PowerCo Transaction”); and

WHEREAS, in connection with the PowerCo Transaction, the Parties have agreed to terminate the JV Agreement, the LLC Agreement and the other Ancillary JV Agreements.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Section 1.
Termination. Notwithstanding anything to the contrary in the JV Agreement or any Ancillary JV Agreement: (a) each of the JV Agreement and the Ancillary JV Agreements, and each of the Parties’ respective rights and obligations under each of the JV Agreement and the Ancillary JV Agreements, shall automatically terminate effective as of the date hereof without further action by the Parties (other than the LLC Agreement, which shall terminate automatically upon the completion of the dissolution of the Company pursuant to Section 2, including the filing of the certificate of cancellation of certificate of formation of the Company); and (b) no right or obligation of any Party under, or any provision of, the JV Agreement or any Ancillary JV Agreement shall survive such termination, including, for the avoidance of doubt and not withstanding any provision therein to the contrary, Sections 3.7, 4.3, 4.4, 5, 7, 9.3, 9.8 and 9.9 of the JV Agreement and Sections 1, 3, 4 and 5 of the Phase I License Agreement (clauses (a) and (b) above, together, the “Termination”).
Section 2.
Dissolution of the JV Entity. The JV Entity shall be dissolved in accordance with Article VII of the LLC Agreement and the Parties hereby agree to promptly take all such actions reasonably necessary in furtherance thereof. The Parties hereby agree that the Earmarked Funds (as defined in the Earmarked Funds Letter) are hereby released in full to QS Corp and QS.
Section 3.
No Intellectual Property. Each of the Parties represents and warrants that, as of the date hereof:
(a)
no IP (as such term is defined in the JV Agreement) has been created or developed by the JV Entity under the JV Agreement or any of the JV Ancillary Agreements; and
(b)
the JV Entity does not own, and since the date of its formation has not owned, any IP (as such term is defined in the JV Agreement) created or developed by any of the other Parties under the JV Agreement or any of the JV Ancillary Agreements.
Section 4.
Mutual Releases.
(a)
Each of VWGoA and VW Member (together, the “VW Parties”), for itself and on behalf of its respective shareholders, members, directors, managers, officers, employees, affiliates, agents, representatives, successors and assigns (collectively, the “VW Releasors”), hereby releases and discharges each of QS and the JV Entity, and each of their respective shareholders, members, directors, managers, officers, employees, affiliates, agents, representatives, successors and assigns, from any and all actions, causes of action, suits, debts, covenants, agreements, judgments, liabilities, damages, claims or demands (including attorneys’ fees and costs) whatsoever arising from or related to their performance, rights and obligations under the JV Agreement or any Ancillary JV Agreement, as applicable, or claims arising from or related to the termination of the JV Agreement or any Ancillary JV Agreement whether based in tort, contract, statute or ordinance, or for subrogation, contribution, indemnity or otherwise, whether known or unknown, suspected or unsuspected, fixed or contingent, at law or in equity (collectively, “JV Claims”), whether now held, or which any of the VW Releasors may hold in the future, from the beginning of time through and including the Termination.

(b)
QS, for itself and on behalf of its shareholders, directors, managers, officers, employees, affiliates, agents, representatives, successors and assigns (collectively, the “QS Releasors”), hereby releases and discharges each of the VW Parties and the Company, and each of their respective shareholders, members, directors, managers, officers, employees, affiliates, agents, representatives, successors and assigns, from any and all JV Claims, whether now held, or which any of the QS Releasors may hold in the future, from the beginning of time through and including the Termination.
(c)
The JV Entity, for itself and on behalf of its members, directors, managers, officers, employees, affiliates, agents, representatives, successors and assigns (collectively, the “JV Entity Releasors”), hereby releases and discharges each of the VW Parties and the QS Parties, and each of their respective shareholders, members, directors, managers, officers, employees, affiliates, agents, representatives, successors and assigns, from any and all JV Claims, whether now held, or which any of the JV Entity Releasors may hold in the future, from the beginning of time through and including the Termination.
(d)
Notwithstanding anything herein to the contrary, the foregoing releases shall not be deemed or interpreted in any manner whatsoever to release or discharge, and “JV Claims” shall not be deemed or interpreted in any manner whatsoever to include, any actions, causes of action, suits, debts, covenants, agreements, judgments, liabilities, damages, claims or demands whatsoever arising from or related to the PowerCo Transaction, whether based in tort, contract, statute or ordinance, or for subrogation, contribution, indemnity or otherwise, whether known or unknown, suspected or unsuspected, fixed or contingent, at law or in equity.
Section 5.
Non-Assignment of Claims. Each of the VW Parties represents and warrants to QS and the JV Entity that such VW Party has not made any assignment or other transfer of any interest in any JV Claim released by it under the terms of this JV Termination Agreement. QS represents and warrants to the VW Parties and the JV Entity that QS has not made any assignment or other transfer of any interest in any JV Claim released by it under the terms of this JV Termination Agreement. The JV Entity represents and warrants to the VW Parties and QS that the JV Entity has not made any assignment or other transfer of any interest in any JV Claim released by it under the terms of this JV Termination Agreement.
Section 6.
Further Assurances. Subject to applicable law, following the date hereof, each of the Parties shall, and shall cause their respective affiliates to, without further consideration, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this JV Termination Agreement.
Section 7.
Notices. Any notice required or permitted to be given by either Party under this JV Termination Agreement shall be in writing and shall be personally delivered or sent by a reputable overnight mail service (e.g., Federal Express), by first class mail (certified or registered), or by electronic mail confirmed by first class mail (certified or registered), to the address of the other Party as set out below. Notices will be deemed effective (i) three (3) business days after deposit, postage prepaid, if mailed, (ii) the next day if sent by overnight mail, or (iii) the same day if sent by electronic mail and confirmed as set forth above. Each Party may change its address for notices upon prior written notice to the other Party:

If to QS Corp and/or QS:

Attn: QuantumScape Corporation

1730 Technology Drive

San Jose, CA 95110

Attention: Chief Legal Officer

Email:

If to VWGoA:

Volkswagen Group of America, Inc.

1950 Opportunity Way, Suite 1500, Reston, VA 20190,, USA

Attention:

Email:

and

Volkswagen Aktiengesellschaft

Brieffach 011/1233/2

38436 Wolfsburg, Germany

Attention:

Email:

If to VW Member:

Volkswagen Group of America Investments, LLC

1950 Opportunity Way, Suite 1500, Reston, VA 20190, USA

Attention:

Email:

and

Volkswagen Aktiengesellschaft

Brieffach 011/1233/2

38436 Wolfsburg, Germany

Attention:

Email:

Section 8.
References and Rules of Construction. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. For purposes of this JV Termination Agreement: (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation;” (b) the word “or” is not exclusive; (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this JV Termination Agreement as a whole; and (d) references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this clause (d) is intended to authorize any assignment or transfer not otherwise permitted by this JV Termination Agreement. The definitions given for any defined terms in this JV Termination Agreement shall apply equally to both the singular and plural forms of the terms defined. Unless the context otherwise requires, references herein: (i) to articles and sections mean the articles and sections of this JV Termination Agreement; and (ii) to an agreement, instrument or other document, means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof. This JV Termination Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted.
Section 9.
Headings. The headings in this JV Termination Agreement are for reference only and shall not affect the interpretation of this JV Termination Agreement.
Section 10.
Severability. The invalidity or unenforceability of any term or provision of this JV Termination Agreement in any jurisdiction shall not affect the validity or enforceability of the other terms or provisions hereof or the validity or enforceability of the offending term or provision in any other jurisdiction and the remaining terms and provisions shall remain in full force and effect. Upon determination that any term or other provision is invalid, illegal or unenforceable under applicable law, the Parties shall negotiate in good faith to modify this JV Termination Agreement so as to effect the original intent of the Parties as closely as possible in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
Section 11.
Entire Agreement. This JV Termination Agreement constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.
Section 12.
Successor and Assigns. This JV Termination Agreement shall be binding upon, and shall inure to the benefit of, the Parties hereto and their respective successors and permitted assigns. However, neither this JV Termination Agreement nor any of the rights of the Parties hereunder may otherwise be transferred or assigned by any Party hereto without the prior written consent of the other Parties hereto. Any attempted transfer or assignment in violation of this Section 11 shall be void.
Section 13.
Amendment and Modification; Waiver. This JV Termination Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this JV Termination Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
Section 14.
Governing Law and Dispute Resolution. The terms of Article XI of the Collaboration Agreement shall apply to this JV Termination Agreement, mutatis mutandis.
Section 15.
Counterparts. This JV Termination Agreement may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement. A Party’s delivery of an executed counterpart signature page by facsimile or electronic .pdf format transmission or other electronic means is as effective as executing and delivering this JV Termination Agreement in the presence of each other Party. No Party shall be bound until such time as all of the Parties have executed counterparts of this JV Termination Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned parties have executed this JV Termination Agreement as of the date first set forth above.

VOLKSWAGEN GROUP OF AMERICA, INC.

By: /s/ Kevin Duke

Name: Kevin Duke

Title: Secretary

VOLKSWAGEN GROUP OF AMERICA INVESTMENTS, LLC

By: /s/ Kevin Duke

Name: Kevin Duke

Title: VP & Secretary

QUANTUMSCAPE CORPORATION

By:/s/ Siva Sivaram

Name: Dr. Siva Sivaram

Title: President and Chief Executive Officer

QUANTUMSCAPE BATTERY, INC.

By:/s/ Siva Sivaram

Name: Dr. Siva Sivaram

Title: President and Chief Executive Officer

QSV OPERATIONS, LLC

By:/s/ Michael McCarthy

Name: Michael McCarthy

Title: Manager

[Signature Page to Joint Venture Termination and Release Agreement]